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                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of __________, 1999 by and between Bingham Financial Services Corporation, a Michigan corporation (the "Company"), and __________ (the "Holder").

                                    RECITALS:

         A. As of April 27, 1999, the Holder has purchased from the Company _________ shares of the Company's common stock, no par value (the "Shares").

         B. The Company and the Holder are entering into this Agreement to set forth certain registration rights with respect to the Shares.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. DEFINITIONS. The following capitalized terms shall have the following definitions:

               (a) "Common Stock" means the Company's common stock, no par value.

               (b) "Par Securities" means all securities of the Company purchased in the Private Placement.

               (c) "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity.

               (d) "Prior Securities" means all securities of the Company which, as of April 27, 1999, were issued and outstanding and which have "piggyback" registration rights.

               (e) "Private Placement" means the offer and sale by the Company to investors of 800,330 shares of Common Stock, including the Shares, effective as of April 27, 1999.

               (f) "Registrable Securities" means (i) the Shares; and (ii) any shares of Common Stock issued or issuable with respect to the Shares by way of stock dividend, stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities on the earliest of the following dates: (i) the date such securities have been sold to the public pursuant to an offering registered under the Securities Act, or (ii) the date such securities are eligible to be sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

               (g) "Registration Statement" means any registration statement of the Company which covers any Registrable Securities pursuant to the provisions of this Agreement.

               (h) "SEC" means the Securities and Exchange Commission.

               (i) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.


               (j) "Subordinate Securities" means all securities of the Company which have


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          "piggyback" registration rights subordinate to those of the
          Registrable Securities as set forth in Section 3.


          2.    DEMAND REGISTRATION.

               (a) From the later of (i) the date on which the Company is eligible to file registration statements on Form S-3; or (ii) one year after the date of this Agreement (the "Registrable Date"), until the third anniversary of the Registrable Date, subject to the terms of this Agreement, the holders of at least 50% of the then outstanding shares of the Registrable Securities may request one (1) registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration"), provided, however, that the Company must then be eligible to file registration statements on Form S-3 or any similar short-form registration. Within twenty (20) days after receipt of any request pursuant to this Section 2.1, the Company shall give written notice of such request to all holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) days after delivery of the Company's notice.

               (b) The Company shall include in any Demand Registration any Registrable Securities; provided, however, if the Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration only that number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro-rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

               (c) The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company reasonably believes that such Demand Registration would have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, reorganization, tender offer or other significant transaction.

               (d) The party originally requesting a Demand Registration shall have the right to select the managing underwriters to administer the offering anticipated by any Demand Registration; provided, however, that such managing underwriters are recognized nationally and are approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if the Company proposes to participate in any Demand Registration, the Company shall have the sole and exclusive right to select the underwriter(s) to administer the offering.

          3.   PIGGYBACK REGISTRATION.

               (a) If the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a registration on Form S-4 or any successor form, or (ii) an offering of securities in connection with an employee benefit plan, a stock option plan, a stock dividend plan, a stock ownership plan or a dividend reinvestment plan) at any time after the date hereof and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company


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          shall give prompt written notice to all holders of Registrable
          Securities of its intention to effect such a registration (each a "Piggyback Notice") and, subject to Sections 3(b) and 3(c) below, the Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date of sending of the Company's notice (the "Included Registrable Securities"); provided, however, that, at the Company's option, the Company may file a separate Registration Statement for, and with respect to, Included Registrable Securities in satisfaction of the Company's obligation hereunder.

               (b) If a Piggyback Registration is an underwritten registration that includes primary shares to be sold on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, any Prior Securities requested to be included in such registration, if any, by the holders thereof, (iii) third, the Registrable Securities and any other Par Securities requested to be included in such registration, pro rata among the holders of Registrable Securities and other Par Securities requesting such registration on the basis of the number of shares owned by each such holder, and (iv) finally, any Subordinate Securities requested to be included in such registration by holders thereof.

               (c) If a Piggyback Registration is an underwritten secondary registration initiated by and on behalf of holders of the Company's securities other than the holders of Registrable Securities pursuant to the exercise of demand registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, all of the securities requested to be included therein by the holders initially requesting such registration, and
          (ii) second, any Prior Securities requested to be included in such registration, if any, by the holders thereof, (iii) third, the Registrable Securities and any other Par Securities requested to be included in such registration, pro rata among the holders of Registrable Securities and other Par Securities requesting such registration on the basis of the number of shares owned by each such holder, and (iv) finally, any Subordinate Securities requested to be included in such registration by holders thereof.

               (d) After the date of this Agreement, the Company shall not, without the written consent of the holders of Registrable Securities, grant to any holder or purchaser of the Company's securities piggyback rights prior to or on a par with the rights of holders of Par Securities, as set forth in this Section 3.

               (e) In the case of an underwritten Piggyback Registration, the Company shall have the sole and exclusive right to select the underwriter(s) to administer the offering.

          4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:


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               (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

               (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period required by the intended method of disposition, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) qualify such Registrable Securities in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in the jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction).

               (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

               (g) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; and

               (h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any



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          related prospectus or suspending the qualification of any Common
          Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts to promptly obtain the withdrawal of such order.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) or (h) hereof, such Holder shall forthwith discontinue disposition of shares of Common Stock pursuant to a Piggyback Registration until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 4(e) or until the withdrawal of such order under Section 4(h).

           5. REGISTRATION EXPENSES. The Company shall bear all costs and expenses incident to the Company's performance of, or compliance with, this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company and fees and expenses of other Persons retained by the Company in connection with the distribution of the Registrable Securities. Each holder participating in a registration shall pay all discounts and commissions attributable to, and all transfer taxes relating to the sale or disposition of his, her or its securities. Each holder shall also pay all fees and expenses of any attorney or accountant retained by him, her or it in connection with the registration of his, her or its securities.

           6. INDEMNIFICATION.

              (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors and trustees and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.


              (b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, however, that the



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     obligation to indemnify under this Section 6(b) shall be several, not joint and several, among such holders of Registrable Securities.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim.

          (d) If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold such party harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability or expense in the proportion as is appropriate to reflect (i) the relative fault of the indemnified party and the indemnifying party, and (ii) any other relevant equitable considerations.

          (e) The indemnities provided in this Section 6 shall survive the Holder's transfer of any Registrable Securities.

     7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8. DISCLOSURE. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act, the Company agrees, for a period of two years following the date of this Agreement, to:

          (a) make and keep public information available within the meaning of Rule 144(c) of the Securities Act;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports, documents and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of Rule 144.


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     9.   MISCELLANEOUS.

          (a) The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (c) Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the then outstanding shares of Registrable Securities.

          (d) All covenants and agreements in this Agreement by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Photographic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as the originals.

          (g) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (h) This Agreement has been executed in, and shall be construed in accordance with the laws of, the State of Michigan.

          (i) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holder at the address indicated on the records of the Company and to the Company at the address indicated below:



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                              260 East Brown Street
                                    Suite 200
                              Birmingham, MI 48009

     or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of                 , 1999.
                ----------------

                                   COMPANY:

                                   BINGHAM FINANCIAL SERVICES CORPORATION,
                                   a Michigan corporation


                                   By:
                                       ---------------------------------------

                                   Its:
                                       ---------------------------------------


                                   HOLDER:



                                   ---------------------------------------




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